EXHIBIT 99.1

For Further Information Contact:

James L. Pate
Chief Financial Officer
Coastal Banking Company, Inc.
843.522.1228
jimmyp@lowcountrybank.com

COASTAL BANKING COMPANY ANNOUNCES
ITS PROPOSED ENTRY INTO THE GEORGIA MARKET
Coastal signs definitive agreement to acquire Cairo Banking Company

For Immediate Release

Beaufort, South Carolina (July 13, 2006) -- Coastal Banking Company, Inc. (OTC BB: CBCO.OB) today announced the signing of a definitive agreement with Ameris Bancorp to acquire the Meigs, Georgia operations of Cairo Banking Company. The acquisition will allow Coastal to establish full-service banking in Georgia, complementing its operations in Florida and South Carolina, and further enhancing its geographic footprint along the Atlantic coast.

Coastal will acquire the Meigs office through the merger of Cairo Banking Company with and into First National Bank of Nassau County. Prior to acquisition of the Meigs office, Cairo Banking Company will transfer its other offices to American Banking Company, the lead bank subsidiary of Ameris Bancorp. Pending receipt of all necessary regulatory approvals, the parties anticipate consummating the transaction in the fourth quarter of 2006.

Coastal is the parent company of First National Bank of Nassau County in Fernandina Beach, Florida, and Lowcountry National Bank in Beaufort, South Carolina. Subject to regulatory approval, Coastal intends to establish a branch office in Savannah, Georgia where it already maintains a loan production office.

“Establishing a coastal franchise has been our goal since the merger with First Capital Bank Holding Corporation in 2005,” said Coastal’s CEO Randy Kohn. “Our entry into the coastal Georgia market is a critical piece of this strategy, and we are very excited to announce it.”

“Savannah is a dynamic and growing market in which our loan production office has flourished,” said First National’s President and CEO Mike Sanchez. “Having already established a foothold in that city and solid customer relationships - full-service banking is a logical next step in our growth plan.”

About Coastal Banking Company

Headquartered in Beaufort, South Carolina, Coastal Banking Company, Inc. provides a full range of commercial banking services in the Fernandina Beach, Florida and Beaufort, South Carolina markets through its two community bank subsidiaries, First National Bank of Nassau County and Lowcountry National Bank. As of March 31, 2006, Coastal had total assets of $367 million and total shareholders’ equity of $39 million.

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FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Coastal’s operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects," or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Coastal’s assumptions, but that are beyond Coastal's control. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) not achieving expected growth, (iii) less favorable than anticipated changes in the national and local business environments and securities markets, (iv) adverse changes in the regulatory requirements affecting Coastal, (v) greater competitive pressures among financial institutions in Coastal's markets, (vi) greater loan losses than historic levels, and (vii) difficulties in expanding our banking operations into a new geographic market. Additional information and other factors that could affect future financial results are included in Coastal’s filings with the Securities and Exchange Commission.

All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in reports and registration statements filed with the Securities and Exchange Commission. Coastal Banking Company, Inc. undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.